FOR IMMEDIATE RELEASE

Contact: Michele Harrison
Vice President, Investor Relations (314-984-4966)
michele.harrison@panerabread.com

Panera Bread Co-CEO Bill Moreton to Transition to Executive Vice Chairman;
Intends to Remain Actively Involved in Management of Company;
Co-CEO Ron Shaich to Become Sole CEO Again Effective August 1, 2013

ST. LOUIS, MO, April 23, 2013 - Panera Bread Company (NASDAQ: PNRA) announced today that President and Co-CEO Bill Moreton will transition to Executive Vice Chairman due to a recognition of his need to spend increased amounts of time on a family matter.

Moreton commented, “As a result of this family matter, I have found myself unable to travel and am now clear I will be challenged to fully execute my responsibilities as President and Co-CEO of Panera Bread. Thus, the Board and I agree that it is best that I evolve into a role as Executive Vice Chairman. In this new role, I hope to be able to fulfill my personal responsibilities while maintaining a strong engagement with Panera and assist Ron and our team in leading our company.”
Effective August 1, 2013, upon Mr. Moreton's transition, Chairman and Co-CEO Ron Shaich will again serve as Panera's sole CEO pursuant to Panera's management succession plan. Shaich is Panera's founder and longtime CEO, having served as sole CEO from May 1994 to May 2010 and Co-CEO from January 1988 to May 1994 and March 2012 to present.
Shaich commented, “Bill and I have a deep personal bond with each other. We have worked together and been friends for many years. I wish we could have continued the Co-CEO partnership that we have created over the last 13 months, but I also know that Bill has struggled with the challenges that led to his decision to evolve his duties. All of us at Panera respect Bill's decision and are pleased that Bill will remain an active partner of ours at Panera. In addition, knowing Bill's need to make this decision was a possibility, we are confident that we presently have in place the leadership and capabilities necessary to execute our key initiatives and continue Panera's record of success well into the future.”

About Panera Bread Company

Panera Bread Company owns and franchises 1,673 bakery-cafes as of March 26, 2013 under the Panera Bread®, Saint Louis Bread Co.®, and Paradise Bakery & Café® names. Our bakery-cafes are principally located in suburban, strip mall and regional mall locations. We feature high quality, reasonably priced food in a warm, inviting, and comfortable environment. With our identity rooted in handcrafted, fresh-baked, artisan bread, we are committed to providing great tasting, quality food that people can trust. Nearly all of our bakery-cafes have a menu highlighted by antibiotic-free chicken, whole grain bread, and select organic and all-natural ingredients, with zero grams of artificial trans fat per serving, which provide flavorful, wholesome offerings. Our menu includes a wide variety of year-round favorites complemented by new items introduced seasonally with the goal of creating new standards in everyday food choices. In neighborhoods across the United States and in Ontario, Canada, our customers enjoy our warm and welcoming environment featuring comfortable gathering areas, relaxing decor, and free internet access. Our bakery-cafes routinely donate bread and baked goods to community organizations in need. Additional information is available on our website, http://www.panerabread.com.
Matters discussed in this news release and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, on our anticipated growth, operating results, plans, objectives, and future earnings per share, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe,” “positioned,” "estimate,” “project,” “target,” “plan,” “goal,” “assumption,” “continue,” “intend,” “expect,” “future,” “anticipate,” and other similar expressions, whether in the negative or the affirmative, that are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, and you should not place undue reliance on our forward-looking statements. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those discussed from time to time in our reports filed with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 25, 2012 and our quarterly reports on Form 10-Q. All forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this release are made only as of the date of this release and may change. While we may elect to update forward-looking statements at some point in the future, we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.